Exhibit 99.1

ARKO Corp. Announces CFO Don Bassell Will Retire

ARKO Corp. (NASDAQ: ARKO), a Fortune 500 company and one of the largest convenience store operators in the United States, announced today that Chief Financial Officer Don Bassell has informed the Company of his intent to retire by the end of 2023, after 42 years in the industry. Bassell is expected to remain as Chief Financial Officer until his successor is in place and remain with the Company until approximately April 2024 to assist with the transition process and ensure continuity of operations. The Company plans to promptly commence a process to identify a successor, considering both internal and external candidates.

“In sixteen years with the Company, Don has been a tireless leader and seasoned partner who helped ARKO grow, scale, and innovate from a regional leader into one of the largest convenience store operators in the country,” said Arie Kotler, ARKO’s chairman, president and CEO. “As a leader, he has built a world-class finance department with a deep bench of talent, while helping guide the Company through over 20 acquisitions. As a colleague, his deep knowledge of the industry has made him a trusted advisor to the team and mentor to innumerable employees.”

“It has been an honor to work alongside our dynamic executive team and employees to grow the Company into the leader it is today through many significant milestones, from transformative growth to inclusion on the Fortune 500 list,” said Bassell. “Building an outstanding team has always been my priority, and I am confident that we’ll have a smooth transition as the Company plans to deliver growth and excellent results over many years to come.”

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling fuel products and other merchandise to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites; and fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and the issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com